Exhibit 5.2

Mark E. Crone Managing Partner mcrone@cronelawgroup.com

May 28, 2025

Carbon Zero Technologies International Inc.

Room 610, Block A, Bairuida Building

Banxuegang Avenue, Wanke City Community

Bantian Street, Longgang District

Shenzhen, China, 518100

RE:	Carbon Zero Technologies International Inc.—Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. counsel to Carbon Zero Technologies International Inc., a company incorporated in the Cayman Islands (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Form F-1 (Registration No. 333-280115), including the prospectus and all amendments and supplements thereto (the “Registration Statement”), relating to the registration of (i) Class A ordinary shares, par value US$0.00001 per share, of the Company, which will be represented by American depositary shares (“ADSs”) evidenced by American depositary receipts, (ii) an underwriter purchase option to purchase up to 5% of the ADSs sold in the offering to be issued to the underwriter(s) (the “Underwriter Purchase Option”), and (iii) the ADSs issuable upon exercise of the Underwriter Purchase Option.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Underwriter Purchase Option, and (iii) such other documents and records as we have deemed necessary.

With your permission, for the purposes of the opinion expressed herein, we have assumed the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the Company has the requisite legal power and authority under the law of the Cayman Islands to execute and deliver the Underwriter Purchase Option and perform its obligations thereunder.

You are advised that we are members of the Bar of the State of New York. In rendering this opinion, our examination of matters of law have been limited to, and we express no opinion as to the laws of any state or jurisdiction other than, (i) the applicable laws of the State of New York and (ii) federal securities laws of the United States of America ((i) and (ii) together, “Applicable Law”). We express no opinion concerning any matters respecting or affected by any laws other than Applicable Law that a lawyer in New York exercising customary professional diligence would reasonably recognize as being directly applicable to the transactions contemplated by the Underwriter Purchase Option.

Based upon the foregoing, we are of the opinion that to the extent governed by the laws of the State of New York, the Underwriter Purchase Option has been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company.

The opinions expressed above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality.

420 Lexington Avenue, Suite 2446, New York, NY 10170 | 646-861-7891

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025 | 818-930-5686

Carbon Zero Technologies International Inc.

May 28, 2025

This opinion has been prepared for use in connection with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission on the date hereof, and to each reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ The Crone Law Group, P.C.